                       AGREEMENT AND PLAN

                           OF MERGER

                          DATED AS OF

                        FEBRUARY 6, 1997

                             AMONG

                   TELE-COMMUNICATIONS, INC.,

                        TCI MUSIC, INC.,

                      TCI MERGER SUB, INC.

                              AND

                            DMX INC.

                       TABLE OF CONTENTS

                                                             Page


                      ARTICLE IDEFINITIONS
Section 1.1  Definitions..............................................2
Section 1.2  Other Definitions........................................3
Section 1.3  Use of Terms.............................................4

             ARTICLE II THE MERGER AND RELATED MATTERS
Section 2.1  The Merger...............................................5
Section 2.2  Effective Time of the Merger.............................6

             ARTICLE III CONVERSION OF CAPITAL STOCK
Section 3.1  Conversion of Stock......................................6
Section 3.2  [Intentionally omitted]..................................6
Section 3.3  Exchange of Certificates.................................7
Section 3.4  Distribution With Respect to Shares Represented by
             Unsurrendered Company Stock Certificates.................8
Section 3.5  No Fractional Shares.....................................9
Section 3.6  No Liability.............................................9
Section 3.7  Lost Certificates........................................9
Section 3.8  Dissenting Shares.......................................10
Section 3.9  Treatment of Stock Options and Other Company
             Benefit Plans...........................................10
Section 3.10 Stockholders' Approval..................................10
Section 3.11 Closing of the Company's Transfer Books.................11
Section 3.12 Assistance in Consummation of the Merger................11
Section 3.13 Closing.................................................11

             ARTICLE IV THE CONTRIBUTION; THE RIGHTS
Section 4.1  Contribution to MusicCo.................................11
Section 4.2  Consideration for Contribution..........................12

   ARTICLE V REPRESENTATIONS AND WARRANTIES OF TCI, MUSICCO AND
                           MERGER SUB
Section 5.1  Organization and Qualification..........................12
Section 5.2  Capitalization..........................................12
Section 5.3  Authority Relative to this Agreement....................12
Section 5.4  No Breach; Required Consents............................13
Section 5.5  Governmental Consents and Approvals.....................13
Section 5.6  Operations of MusicCo and Merger Sub....................13
Section 5.7  No Broker...............................................13

     ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 6.1  Organization and Qualification..........................14
Section 6.2  Capitalization..........................................14
Section 6.3  Subsidiaries............................................14
Section 6.4  Authority Relative to this Agreement....................15
Section 6.5  No Breach; Required Consents............................15
Section 6.6  Consents and Approvals..................................16
Section 6.7  Reports and Financial Statements........................16
Section 6.8  Compliance with Law; Litigation.........................17
Section 6.9  Title to Assets.........................................18
Section 6.10 Labor and Employee Matters..............................18
Section 6.11 ERISA...................................................18
Section 6.12 Approval................................................19
Section 6.13 Financial Advisor.......................................20
Section 6.14 Taxes...................................................20
Section 6.15 Environmental Laws......................................20
Section 6.16 Transactions with Affiliates............................21

        ARTICLE VIICONDUCT OF BUSINESS PENDING THE MERGER
Section 7.1  Conduct of Business of the Company......................21
Section 7.2  Conduct of Business of TCI..............................22
                   Section 7.3                  Remedies for Breach..23

                ARTICLE VIIIADDITIONAL AGREEMENTS
Section 8.1  Access and Information..................................23
Section 8.2  SEC Filings.............................................23
Section 8.3  Meeting of Stockholders of the Company..................27
Section 8.4  Compliance with the Securities Act......................27
Section 8.5  Listing.................................................27
Section 8.6  Reasonable Best Efforts.................................27
Section 8.7  Public Announcements....................................27
Section 8.8  Notification............................................27
Section 8.9  HSR Act Filings.........................................28
Section 8.10 Further Assurances......................................28
Section 8.11 Employee Benefits.......................................28
Section 8.12 No Solicitation.........................................29
Section 8.13 Indemnification of Executives...........................29

                 ARTICLE IXCONDITIONS PRECEDENT
Section 9.1   Conditions to Each Party's Obligation to
              Effect the Merger......................................30
Section 9.2   Conditions to Obligation of the Company to
              Effect the Merger......................................31
Section 9.3   Conditions to Obligations of TCI, MusicCo
              and Merger Sub to Effect the Merger....................31

           ARTICLE XTERMINATION, AMENDMENT AND WAIVER
Section 10.1  Termination............................................32
Section 10.2  Effect of Termination..................................33
Section 10.3  Amendment..............................................33
Section 10.4  Waiver.................................................33

            ARTICLE XIGENERAL PROVISIONS; DEFINITIONS
Section 11.1  Non-Survival of Representations, Warranties
              and Agreements.........................................33
Section 11.2  Notices................................................33
Section 11.3  Fees and Expenses......................................34
Section 11.4  Specific Performance...................................34
Section 11.5  Third Party Beneficiaries..............................34
Section 11.6  Entire Agreement.......................................35
Section 11.7  Miscellaneous..........................................35

EXHIBITS
--------

Exhibit                  Description
-------                  -----------

A                        Form of Contribution Agreement
B                        Form of Rights Agreement
C                        Form of Opinion of TCI Counsel
D                        Form of Opinion of Company Counsel

SCHEDULES
---------

Schedule No.             Description
------------             -----------
5.4                      TCI Consents
6.2(b)                   Rights To Acquire Company Common Stock
6.3                      Subsidiaries and Equity Affiliates
6.5                      Company Consents
6.7(c)                   Certain Changes
6.7(d)                   Undisclosed Liabilities
6.8(a)                   Legal Requirements
6.8(b)                   Litigation
6.9                      Liens
6.10                     Employment Agreements
6.11(a)                  Company Benefit Plans
6.11(g)                  Benefits to Former Employees
6.14                     Taxes
6.15                     Environmental Matters
6.16                     Affiliate Transactions
7.1                      Conduct of Business Pending the Merger

                  AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 6, 1997, by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI Music, Inc., a Delaware corporation and wholly owned subsidiary of TCI ("MusicCo"), TCI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MusicCo ("Merger Sub") and DMX Inc., a Delaware corporation (the "Company"):

                            RECITALS
                            --------
          A. Pursuant to the form of Contribution Agreement attached to this Agreement as Exhibit A (the "Contribution
Agreement"), (i) TCI will cause certain of its wholly owned subsidiaries to contribute to MusicCo the right to receive a substantial portion of the revenues attributable to the distribution and sale by those subsidiaries of the Company's digital music services and (ii) TCI will grant to each stockholder who becomes a stockholder of MusicCo pursuant to the Merger, with respect to each whole share of MusicCo stock acquired by such stockholder in the Merger, one right (a "Right") requiring TCI to purchase from the holder thereof, at such holder's election, such stock for the price and at the time specified in the form of Rights Agreement attached to this Agreement as Exhibit B (the "Rights Agreement") in consideration of the issuance of shares of Series B Common Stock, par value $.01 per share, of MusicCo ("MusicCo Series B Common Stock") and a promissory note in the amount of $40,000,000.

          B. TCI and MusicCo have proposed that MusicCo will acquire the Company in a transaction in which: (i) simultaneously with the Contribution, Merger Sub will merge with and into the Company, as a result of which the Company will become a wholly owned subsidiary of MusicCo and the stockholders of the Company immediately prior to such merger will become stockholders of MusicCo; and (ii) TCI will issue to each stockholder who becomes a stockholder of MusicCo pursuant to the Merger, with respect to each whole share of MusicCo stock acquired by such stockholder in the Merger, one Right.

          C.     The   Boards  of  Directors  of  TCI,   MusicCo,
Merger Sub and the Company have each determined that the Merger is in the best interests of their respective corporations and stockholders.

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained in this Agreement the parties to this Agreement agree as follows:

                           ARTICLE 1
                           ---------

                          DEFINITIONS

          Section 1.1    Definitions.  As used in this Agreement,
                         -----------
the following terms with initial capital letters will have the meanings set forth below:

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person (whether through the ownership of voting securities, by contract or otherwise).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Environmental Law" means any applicable Legal Requirement relating to the protection, preservation or restoration of the environment (including, air, water vapor, surface water, ground water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource).

          "ERISA"  means the Employee Retirement Income  Security
Act of 1974, as amended.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Knowledge" means the actual present personal knowledge of any director or any officer of the Company.

          "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Entity, including judicial decisions applying common law or interpreting any other Legal Requirement or any agreement entered into with a Governmental Entity in resolution of a dispute or otherwise.

          "Lien" means any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature.

          "Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of a Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

          "MusicCo Series A Common Stock Value" means the product of (a) $4.00 and (b) a fraction, the numerator of which is 59,586,594 and the denominator of which is the total number of shares of MusicCo Series A Common Stock issuable to stockholders of the Company at the Effective Time, assuming no Dissenting Shares.

          "NASDAQ" means the over-the-counter market of the National Association of Securities Dealers, Inc.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means any human being or any partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity.

          "SEC"  means the United States Securities and  Exchange
Commission.

          "Subsidiary" means, with respect to any Person, any corporation or partnership more than 50% of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such Person.

          Section 1.2    Other Definitions.  The following  terms
                         -----------------
are defined in the Sections indicated:

               Term                           Section
               ----                           -------

               Acquisition Proposal           8.12
               Agreement                      Preamble
               Antitrust Division             8.9
               Certificate of Incorporation
               of the  Company                2.1(a)
               Certificate of Merger          2.2
               Closing                        3.13
               Closing Date                   3.13

               Company                          Preamble
               Company Benefit Plans            6.11(a)
               Company Common Stock             3.1(a)
               Company Permits                  6.8(a)
               Company Stock Certificates       3.3(a)
               Contribution                     4.1
               Contribution Agreement           Recital A
               DGCL                             2.1
               Dissenting Shares                3.8
               Effective Time                   2.2
               Equity Affiliate                 6.3
               ERISA Affiliate                  6.11(a)
               Exchange Act                     5.5
               Exchange Agent                   3.3(a)
               Executive                        8.13(a)
               FTC                              8.9
               Governmental Entity              6.8(a)
               HSR Act                          5.5
               Indemnified Party                8.2(h)(iii)
               Indemnifying Party               8.2(h)(iii)
               Joint Proxy Statement/Prospectus 8.2(a)
               Losses                           8.2(h)(i)
               Meeting                          8.3
               Merger                           2.1
               Merger Sub                       Preamble
               Most Recent Balance Sheet        6.7(c)
               MusicCo                          Preamble
               MusicCo Certificates             3.3(a)
               MusicCo Series A Common Stock    3.1(a)
               MusicCo Series B Common Stock    Recital A
               Other Filings                    8.2(b)
               Preliminary Joint Proxy Statement/
                    Prospectus                  8.2(a)
               Right                            Recital A
               Rights Agreement                 Recital A
               SEC Filings                      8.2(c)
               SEC Reports                      6.7(a)
               Securities Act                   5.5
               Surviving Corporation            2.1

               Tax                              6.14
               TCI                              Preamble
               Termination Date                 10.1(b)



          Section  1.3    Use of Terms.  Terms used with  initial
                          ------------
capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.

                           ARTICLE 2
                           ---------

                 THE MERGER AND RELATED MATTERS

           Section  2.1    The Merger.  Subject to the terms  and
                           ----------
conditions of this Agreement and the Delaware General Corporation Law (the "DGCL"), at the Effective Time: (i) Merger Sub will be merged with and into the Company (the "Merger"); (ii) the separate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"); and the name of the Surviving Corporation will be DMX Inc. From and after the Effective Time, and without any further action on the part of any Person, the Merger will have all the effects provided by applicable Legal Requirements, including Section 262 of the DGCL, the effects described in Section 3.1 with respect to the capital stock of Merger Sub and the Company and, subject to applicable Legal Requirements, the following additional effects:

          (a)   Certificate of Incorporation.  At  the  Effective
                ----------------------------
Time, the Amended and Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation of the Company"), as in effect immediately prior to the Effective Time, will become the Certificate of Incorporation of the Surviving Corporation, and such Certificate of Incorporation may thereafter be amended as provided therein and by the DGCL.

          (b)   Bylaws.   At the Effective Time,  the  Bylaws  of
                ------
Merger Sub, as in effect immediately prior to the Effective Time, will become the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the DGCL.

          (c)   Directors.  At the Effective Time, the  directors
                ---------
of Merger Sub immediately
prior to the Effective Time will become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL and until the earlier of such director's resignation or removal or such director's successor is duly elected and qualified, as the case may be.

          (d)  Officers.  At the Effective Time, the officers  of
               --------
Merger Sub immediately prior to the Effective Time will become the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL and until the earlier of such officer's resignation or removal or such officer's successor is duly appointed and qualified, as the case may be.

          (e)   Properties  and Liabilities.   At  the  Effective
                ---------------------------
Time, all the properties, rights, privileges, powers and fran chises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

          Section  2.2    Effective Time of the Merger.   Subject
                          ----------------------------
to the terms and conditions in this Agreement, the parties will prepare, sign and acknowledge, in accordance with the DGCL, a certificate of merger (the "Certificate of Merger") and deliver the Certificate of Merger to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date. The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. As used in this Agreement, the "Effective Time" means the time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware.

                           ARTICLE 3
                           ---------

                  CONVERSION OF CAPITAL STOCK

           Section  3.1    Conversion of Stock.  At the Effective
                           -------------------
Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of any corporation:

          (a) Each share of Common Stock, $.01 par value per share, of the Company ("Company Common Stock") issued and out standing immediately prior to the Effective Time (except shares subject to Section 3.1(b) and, to the extent provided in Section 3.8, Dissenting Shares) will be converted into and will there after evidence and become: (i) .5 of a share of Series A common stock, $.01 par value per share, of MusicCo ("MusicCo Series A Common Stock"); (ii) one Right with respect to each whole share of MusicCo Series A Common Stock; and (iii) the right to receive cash in lieu of fractional shares of MusicCo Series A Common Stock and Rights in accordance with Section 3.5.

          (b) Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company, if any, will be canceled and retired, and no MusicCo Series A Common Stock, Rights or other consideration will be delivered in exchange therefor.

          (c) Each share of Common Stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(d)) will be converted into and will thereafter evidence and become one validly issued, fully paid, and nonassessable share of Common Stock, $.01 par value per share, of the Surviving Corporation.

          (d) Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by Merger Sub, if any, will be canceled and retired, and no Common Stock of the Surviving Corporation or other consideration will be delivered in exchange therefor.

          Section 3.2    [Intentionally omitted]

          Section 3.3    Exchange of Certificates.
                         ------------------------

          (a)   Exchange Agent.  Prior to the Closing  Date,  TCI
                --------------
will select The Bank of New York or another bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates that, prior to the Effective Time, evidenced outstanding shares of Company Common Stock ("Company Stock Certificates"). Prior to the Closing Date, MusicCo and TCI will deposit with the Exchange Agent for exchange in accordance with this Section 3.3 certificates evidencing the shares of MusicCo Series A Common Stock and the Rights to be issued in the Merger ("MusicCo Certificates"), which shares of MusicCo Common Stock and Rights will be deemed to be issued at the Effective Time. At and following the Effective Time, MusicCo will deliver to the Exchange Agent such cash as may be required from time to time to make payments of cash in lieu of fractional shares in accordance with Section 3.5.

          (b)   Exchange.  As   soon   as   practicable after the
                --------
Effective Time, MusicCo will cause the Exchange Agent to mail to each Person who was a holder of record of Company Common Stock at
the Effective Time:  (i)  a   letter  of  transmittal (which will
specify that delivery will be effective, and risk of loss and title to any Company Stock Certificates will pass, only upon delivery of the Company Stock Certificates to the Exchange Agent and will be in such form and will have such other provisions that are specified by MusicCo and reasonably acceptable to the
Company);  and  (ii)  instructions   for   use  in effecting  the
surrender of Company Stock Certificates in exchange for MusicCo Certificates (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 3.5). Upon
surrender  of  a  Company   Stock   Certificate  for cancellation
to the Exchange Agent or to such other agent or agents as may be appointed by TCI, together with such letter of transmittal, duly executed, and such other documents as may be required by the Exchange Agent or such other agent, the holder of such Company
Stock Certificate  will  be  entitled  to  receive  in   exchange
therefor MusicCo Certificates representing the number of whole shares of MusicCo Series A Common Stock and one Right with respect to each whole share of MusicCo Series A Common Stock
that such holder has the right  to  receive   pursuant  to   this
Agreement (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in
lieu of fractional  shares   pursuant   to Section  3.5)  and the
Company Stock Certificate so surrendered will be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, MusicCo Certificates representing the proper number of shares of MusicCo Series A Common Stock and Rights may be issued to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered if the Company Stock Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to
evidence and effect such transfer  and  by   evidence  reasonably
satisfactory to MusicCo that any applicable stock transfer tax has been paid. MusicCo will not directly or indirectly pay or reimburse any Person for any transfer taxes of the type referred to in the preceding sentence. If any MusicCo Certificates are to be delivered to a Person other than the Person in whose
name the Company  Stock  Certificates   surrendered  in  exchange
therefor are registered, it will be a condition to the delivery of such MusicCo Certificates that the Company Stock Certificates
so   surrendered   are   properly   endorsed   or  accompanied by
appropriate  stock   powers  and  otherwise in  proper  form  for
transfer, that such transfer otherwise is proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

          (c)   Certificates Not Exchanged.  After the  Effective
                --------------------------
Time, each outstanding Company Stock Certificate will, until surrendered for exchange in accordance with this Section 3.3, be deemed for all purposes to evidence ownership of the number of whole shares of MusicCo Series A Common Stock and the whole number of Rights into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) are converted in accordance with Section 3.1, together with the right to receive any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 3.5.

          (d)   Expenses.  Except as otherwise expressly provided
                --------
in this Agreement, MusicCo will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of MusicCo Series A Common Stock and Rights for shares of Company Common Stock, except any charges or expenses that are otherwise solely the liability of one or more holders of Company Common Stock. Any MusicCo Certificates deposited with the Exchange Agent that remain unclaimed by the former stockholders of the Company after six months following the Effective Time will be delivered to MusicCo upon its demand, and any former stockholders of the Company who have not then complied with the instructions for exchanging their Company Stock Certificates will thereafter look only to MusicCo for exchange of Company Stock Certificates and for any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 3.5.

          Section  3.4     Distribution With  Respect  to  Shares
                           --------------------------------------
Represented  by  Unsurrendered Company  Stock  Certificates.   No
-----------------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to MusicCo Series A Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of MusicCo Series A Common Stock issuable upon surrender thereof until the holder of such Company Stock Certificate surrenders such Company Stock Certificate in accordance with Section 3.3. Subject to the effect of applicable Legal Requirements, following surrender of any such Company Stock Certificate, MusicCo will pay or cause to be paid, without interest, to the record holder of MusicCo Certificates issued in exchange therefor, (a) at the time of such surrender, the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions by MusicCo with a record date after the Effective Time theretofore paid with respect to such whole shares of MusicCo Series A Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions by MusicCo with a record date after the Effective Time but prior to surrender of such Company Stock Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of MusicCo Series A Common Stock.

          Section 3.5    No Fractional Shares.
                         --------------------

          (a)   Cash  Payment in Lieu of Fractional  Shares.   No
                -------------------------------------------
certificates or scrip representing fractional shares of MusicCo Series A Common Stock and Rights will be issued upon the surrender of Company Stock Certificates pursuant to Section 3.3. Such fractional share interests will not entitle the owner thereof to any rights as a security holder of MusicCo. In lieu of any such fractional shares of MusicCo Series A Common Stock and any fractional Rights, each holder of Company Common Stock entitled to receive shares of MusicCo Series A Common Stock and Rights in the Merger, upon surrender of a Company Stock Certificate for exchange pursuant to Section 3.3, will be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the MusicCo Series A Common Stock Value by the fractional interest in MusicCo Series A Common Stock and Rights to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder immediately prior to the Effective Time).

          (b)   Deposit with Exchange Agent.      As    soon   as
                ---------------------------
practicable after the determination of the amount of cash, if any, to be paid to holders of MusicCo Series A Common Stock
in   lieu  of   any   fractional   share  interests,  MusicCo will
promptly   deposit    with   the   Exchange

Agent cash in the required amounts and the Exchange Agent will mail such amounts without interest to such holders; provided however, that no such amount will be paid to any holder with respect to any Company Stock Certificate prior to the surrender by such holder of such Company Stock Certificate.

          Section  3.6     No Liability.  None of  TCI,  MusicCo,
                           ------------
Merger Sub, the Company, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of MusicCo Series A Common Stock, Rights, dividends or distributions with respect thereto or cash payable in lieu of fractional shares delivered to a state abandoned property administrator or other public official pursu ant to any applicable abandoned property, escheat or similar law.

          Section 3.7    Lost Certificates.  If any Company Stock
                         -----------------
Certificate is lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the shares of MusicCo Series A Common Stock and Rights (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 3.5) deliverable in respect thereof as determined in accordance with the terms of this Agreement, subject to the condition that the Person to whom the MusicCo Series A Common Stock and Rights (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to
Section 3.5) are to be issued, shall have (a) delivered to MusicCo an affidavit claiming such Company Stock Certificate to be lost, stolen, or destroyed and (b) if required by MusicCo, given MusicCo an indemnity satisfactory to MusicCo against any claim that may be made against MusicCo with respect to the Company Stock Certificate alleged to have been lost, stolen or destroyed.

          Section   3.8     Dissenting  Shares.   Notwithstanding
                            ------------------
anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by holders of such shares who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with
Section 262 of the DGCL (the "Dissenting Shares") will not be converted into or be exchangeable for the right to receive MusicCo Series A Common Stock, Rights or any dividend or distribution with respect thereto made after the Effective Time or any cash payable in lieu of fractional shares pursuant to
Section 3.5, but holders of Dissenting Shares will be entitled to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the DGCL and this Section 3.8. Any shares of Company Common Stock held by a stockholder who, prior to the Effective Time, withdraws a demand for appraisal of such shares or loses the right to appraisal as provided in the DGCL will not be considered Dissenting Shares. The Company will give MusicCo and TCI prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demand and any other notices or other documents received by the Company pursuant to the DGCL relating to stockholders' rights of appraisal. The Company will make all payments required by the DGCL to be made in respect of Dissenting Shares, including any costs assessed against the Company pursuant to Section 262 of the DGCL, and none of TCI, MusicCo or any of their Affiliates will directly or indirectly reimburse or otherwise provide funds to the Company with respect to such payments.

          Section  3.9     Treatment of Stock Options  and  Other
                           --------------------------------------
Company Benefit Plans.  The Company will use its best efforts  to
---------------------
cause each option that is outstanding prior to the Effective Time that is not terminable pursuant to its terms upon consummation of the transactions contemplated by this Agreement to be canceled prior to or at the Effective Time and the Company will take all action necessary to cause each such other option to be canceled if not otherwise exercised prior to or at the Effective Time; provided however that the Company will not pay any amount of cash or other consideration to the holder of any option in consideration of the cancellation or termination of such option; and provided further that with respect to each such option that remains outstanding after the Effective Time (other than as a result of a breach by the Company of the provisions of this Section) any Rights issued upon exercise of such option after the Effective Time will terminate (or have terminated) at the time set forth in the Rights Agreement. At or prior to the Effective Time, DMX will terminate all Company Benefit Plans and the DMX Inc. Employee Handbook.

          Section 3.10   Stockholders' Approval.  Subject to  the
                         ----------------------
fiduciary duty obligations under applicable Legal Requirements, the Company will take all action necessary, in accordance with applicable Legal Requirements and the Certificate of Incorporation and Bylaws of the Company, to have this Agreement, the Merger and the transactions contemplated by this Agreement approved by the holders of capital stock of the Company. The Company will notify TCI of the date set for any stockholder action to be taken in connection with approval of the Merger not later than 30 days prior to such date. The Board of Directors of the Company will, subject to fiduciary duty obligations under applicable Legal Requirements, recommend that holders of Company Common Stock vote to adopt this Agreement and approve the Merger, and will use reasonable best efforts to solicit from such holders proxies in favor of such approval and adoption and take all other action necessary or helpful to secure such favorable vote. Such efforts will include causing the Joint Proxy Statement/Prospectus to include the recommendation of the Board of Directors of the Company that its stockholders approve the Merger and related transactions; provided however, that the Board of Directors of the Company may modify or withdraw its recommendation if it determines, with the advice of outside counsel, that it may be required to do so in the exercise of its fiduciary duties. Unless the Company's Board of Directors releases TCI from such obligation, TCI will cause all shares of Company Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by it on the record date for the Meeting to be voted in favor of the Merger.

          Section 3.11   Closing of the Company's Transfer Books.
                         ---------------------------------------
At the Effective Time, the stock transfer books of the Company will be closed and no transfer of shares of Company Common Stock will be made thereafter. In the event that, after the Effective Time,Company

Stock   Certificates   are   presented   to   the     Surviving
Corporation, they will be canceled and exchanged for the  MusicCo
Certificates  (and,  if required, cash) as  provided  in  Section
3.3(b) and Section 3.5.

          Section  3.12    Assistance  in  Consummation  of   the
                           --------------------------------------
Merger.   Each  of TCI, MusicCo, Merger Sub and the Company  will
------
provide all reasonable assistance to, and will cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Agreement. TCI will cause MusicCo and Merger Sub to perform all of their respective obligations in connection with this Agreement.

          Section   3.13     Closing.    The   closing   of   the
                             -------
transactions contemplated by this Agreement (the "Closing") will take place (i) at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, Colorado, at 9:00 A.M. local time on the date that is the first business day after the day on which the last of the conditions set forth in
Article VIII (excluding delivery of opinions and certificates) is fulfilled or waived or (ii) at such other place and time as TCI and the Company agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                           ARTICLE 4
                           ---------

                  THE CONTRIBUTION; THE RIGHTS

          Section 4.1    Contribution to MusicCo.  Subject to the
                         -----------------------
satisfaction of the conditions to the parties' obligations to effect the Merger, as set forth in Article IX of this Agreement, at the Closing, TCI will execute and deliver the Contribution Agreement and the Rights Agreement substantially in the forms attached as Exhibits A and B, respectively, and pursuant thereto, issue the Rights in accordance with the terms and conditions of the Rights Agreement and cause each TCI System Owner (as defined in the Contribution Agreement) to assign and contribute to MusicCo the right to receive Net DMX Revenues (as defined in the Contribution Agreement) of such TCI System Owner pursuant to the terms and conditions of the Contribution Agreement. The foregoing transactions by TCI and the TCI System Owners pursuant to the Contribution Agreement are referred to in this Agreement as the "Contribution."

          Section  4.2     Consideration for  Contribution.    In
                           -------------------------------
consideration for the Contribution, MusicCo will, concurrently with the Contribution, issue and deliver to TCI, as designee of the TCI System Owners, 125,000,000 validly issued, fully paid and nonassessable shares of MusicCo Series B Common Stock and the Company Note (as defined in the Contribution Agreement).

                           ARTICLE 5
                           ---------

 REPRESENTATIONS AND WARRANTIES OF TCI, MUSICCO AND MERGER SUB

           TCI, MusicCo and Merger Sub jointly and severally represent and warrant to the Company as follows:

          Section 5.1    Organization and Qualification.  Each of
                         ------------------------------
TCI, MusicCo and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of TCI, MusicCo and Merger Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Material Adverse Effect on it.

          Section 5.2    Capitalization.
                         --------------

          (a) As of the date of this Agreement, the authorized capital stock of MusicCo consists of: (i) 495,000,000 shares of common stock, par value $.01 per share, divided into the following classes: 295,000,000 shares of common stock designated as Series A Common Stock none of which are issued and outstanding and 200,000,000 shares of common stock, designated as Series B Common Stock one share of which is issued and outstanding; and
(ii) 5,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding.

          (b) All shares of MusicCo Series A Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (c) Merger Sub is a direct, wholly owned subsidiary of MusicCo. MusicCo will own all the issued and outstanding stock of (i) Merger Sub immediately prior to the Effective Time and
(ii) Surviving Corporation immediately after the Effective Time.

          Section  5.3     Authority Relative to this  Agreement.
                           -------------------------------------
Each of TCI, MusicCo and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to
consummate the transactions contemplated by this Agreement.   The
execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by TCI, MusicCo and Merger Sub have been duly authorized by the Boards of Directors of TCI, MusicCo and Merger Sub and by MusicCo as the
sole   stockholder  of  Merger  Sub,  and  no   other   corporate
proceedings on the part of TCI, MusicCo or Merger Sub are necessary to authorize this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding obligation of each of TCI, MusicCo and Merger Sub enforceable against each of them in accordance with
its  terms,  except,  (i)  as  enforcement  may  be  limited   by
bankruptcy,   insolvency  or  other  similar  Legal  Requirements
affecting   the    enforcement   of  creditors'  rights generally,
(ii)  as  the  availability    of   indemnification
and other  remedies  may    be   limited   by  federal  and state
securities laws and (iii) for limitations imposed by general principles of equity.

          Section  5.4     No  Breach;  Required  Consents.   The
                           -------------------------------
execution and delivery of this Agreement by TCI, MusicCo and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement by TCI, MusicCo and Merger Sub will not: (a) violate or conflict with the Certificate of Incorporation or Bylaws of TCI, MusicCo or Merger Sub; (b) except as set forth on Schedule 5.4, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which TCI, MusicCo or Merger Sub is a party or by which any of them is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification or acceleration would not have a Material Adverse Effect on TCI, MusicCo or Merger Sub; or (c) subject to obtaining the approvals and making the filings described in Section 5.5, constitute a violation of any applicable Legal Requirement, except where such violation would not have a Material Adverse Effect on TCI, MusicCo or Merger Sub.

          Section  5.5     Governmental Consents  and  Approvals.
                           -------------------------------------
Neither  the  execution and delivery of this  Agreement  by  TCI,
MusicCo and Merger Sub nor the consummation of the transactions contemplated by this Agreement by TCI, MusicCo and Merger Sub will require any filing or registration with, or authorization, consent or approval of, any Governmental Entity, except those required in connection, or in compliance, with the provisions of
(i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the Securities Act of 1933, as amended (the "Securities Act"), (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iv) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of various states of the United States, and other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on TCI, MusicCo or Merger Sub or prevent the consummation of the transactions contemplated by this Agreement.

          Section  5.6     Operations of MusicCo and Merger  Sub.
                           -------------------------------------
As of the date of this Agreement, each of MusicCo and Merger Sub has engaged in no other business activities other than this Agreement and the transactions contemplated by this Agreement and has no material assets or liabilities other than its rights and obligations under this Agreement.

          Section  5.7     No  Broker.   No  broker,  finder   or
                           ----------
investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TCI, MusicCo or Merger Sub.

                           ARTICLE 6
                           ---------

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to TCI, MusicCo and Merger Sub as follows:

          Section  6.1     Organization and  Qualification.   The
                           -------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 6.2    Capitalization.
                         --------------

          (a)   The  authorized  capital  stock  of  the  Company
consists  of 100,000,000 shares of Company Common Stock.   As  of
the  date of this Agreement, 59,586,594 shares of Company  Common
Stock were issued and outstanding.

          (b) Except as set forth on Schedule 6.2(b), there are no options, warrants, calls, subscriptions or other rights, agreements or commitments of any kind, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock or other securities of the Company.

          (c) All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, and have not been issued in violation of, any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement.

          Section 6.3  Subsidiaries. The only Persons in which the
                       ------------
Company directly or through one or more of its Subsidiaries holds a 5% or greater equity interest (each an "Equity Affiliate")
are those listed   on  Schedule  6.3  to  this  Agreement,  which
Schedule reflects the percentage  and  nature   of the  Company's
ownership of each Subsidiary and Equity Affiliate of the Company. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted.
Each of the Company's Subsidiaries  is  duly   qualified   as  a
foreign corporation or partnership to do business, and is in good
standing,   in  each   jurisdiction  where  the character of  its
properties   owned  or   held   under  lease or the nature of its
activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on such Subsidiary. All the outstanding shares of capital stock of
each   of   the   Company's  Subsidiaries  that  is a corporation
are validly issued, fully paid and nonassessable. The shares of capital stock or partnership or other ownership interests in each of the Company's Subsidiaries or Equity Affiliates that are owned by the Company or by a Subsidiary of the Company are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except as set forth on Schedule 6.3, there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls or other rights, agreements or commitments of any character, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or
partnership  or  other  ownership  interests  in   any   of   the
Subsidiaries or Equity Affiliates of the Company.

          Section  6.4     Authority Relative to this  Agreement.
                           -------------------------------------
The  Company  has all requisite corporate power and authority  to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of the Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Company's Board of Directors, including at least a majority of the Disinterested Directors (as defined in the Certificate of Incorporation of the Company). Except for the approval of the holders of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated by this Agreement. The Board of Directors of the Company has received the opinion of Houlihan Lokey Howard & Zukin as financial advisor to the Company, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's stockholders is fair from a financial point of view. Subject to approval of the stockholders of the Company in accordance with the DGCL, this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal
Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and
(iii) for limitations imposed by general principles of equity.

          Section  6.5     No  Breach;  Required  Consents.   The
                           -------------------------------
execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement by the Company will not: (a) subject to the approval of holders of Company Common Stock, violate or conflict with the Certificate of Incorporation or Bylaws of the Company; (b) except as set forth on Schedule 6.5, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which the Company is a party or by which it is bound, except where such breach, default, Lien, third-
party  right  of  termination,  cancellation,  modification,   or
acceleration would not have a Material Adverse Effect on the Company; or (c) subject to obtaining the consents, approvals or authorizations and making the filings or registrations described in

Section 6.6, constitute a violation of any Legal Requirement, except where such violation would not have a Material Adverse
Effect on the Company.

          Section  6.6     Consents and Approvals.   Neither  the
                           ----------------------
execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement by the Company will require any filing or registration with, or authorization, consent or approval of, any Governmental Entity or any other Person, except those required in connection, or in compliance, with the provisions of (i) the HSR Act, (ii) the Securities Act, (iii) the Exchange Act and (iv) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of the various states of the United States, and other than such other filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated by this Agreement.

          Section 6.7    Reports and Financial Statements.
                         --------------------------------

          (a)   SEC  Reports.  The Company has filed all required
                ------------
forms, reports and documents required to be filed with the SEC since October 1, 1994 (collectively, the "SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to TCI, in the forms filed with the SEC, all the SEC Reports.

          (b)   Financial  Statements.  The audited  consolidated
                ---------------------
financial statements of the Company contained in the SEC Reports comply in all material respects with applicable accounting re quirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of the Company contained in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presen tation of the Company's consolidated financial condition and results of operations for such periods.

          (c)   Absence of Certain Changes.  Except as set  forth
                --------------------------
on  Schedule  6.7(c), since
the date of the most recent balance sheet of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (the "Most Recent Balance Sheet"), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise)
of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on the Company (other than as a result of changes in laws or regulations of general applicability or any changes resulting from general economic, financial, market or industry-wide conditions); (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iii) entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

          (d)   Absence  of Undisclosed Liabilities.   Except  as
                -----------------------------------
disclosed on Schedule 6.7(d), the Company does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the Most Recent Balance Sheet other than liabilities, obligations and contingencies that (i) were incurred after the date of the Most Recent Balance Sheet in the ordinary course of business or (ii) would not, in the aggregate, have a Material Adverse Effect on the Company.

          Section 6.8    Compliance with Law; Litigation.
                         -------------------------------

          (a) Except as disclosed on Schedule 6.8(a), the Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "Company Permits") of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") required to be held under applicable Legal Requirements, except such Company Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on the Company. To the Company's Knowledge, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the Company's Knowledge, the businesses of the Company and its Subsidiaries are not being conducted in violation of any Legal Requirement, except such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Company.

          (b) Except as set forth on Schedule 6.8(b) to this Agreement, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company.

          Section  6.9    Title to Assets.  The Company has  good
                          ---------------
and merchantable title to all material assets reflected on the Most Recent Balance Sheet, free and clear of any Lien except:
(a) landlord's Liens and Liens for property taxes not delinquent;
(b) statutory Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of the Company's business; (c) the Liens listed on Schedule 6.9;
(d) leased interests in property owned by others; and leased interests in property leased to others; and (e) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of the Company's business.

          Section 6.10   Labor and Employee Matters.  The Company
                         --------------------------
is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. As of the date of this Agreement, no union or other collective bargaining unit has been certified as representing any of the Company's employees. To the Company's Knowledge, as of the date of this Agreement, there is no representation or organizing effort pending or threatened against or affecting or involving the Company. The Company and its Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation except for such failures to comply as do not have, and are not likely to have, a Material Adverse Effect on the Company. Schedule 6.10 sets forth all agreements or arrangements with any employee of the Company, whether oral or in writing, with respect to such employee's employment with the Company other than agreements or arrangements otherwise disclosed on Schedule 6.11(a).

          Section 6.11   ERISA.
                         -----

          (a) Schedule 6.11(a) sets forth all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that the Company or any trade or business (whether or not incorporated) that is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") maintains or has an obligation to make contributions (the "Company Benefit Plans").

          (b) Neither the Company nor any ERISA Affiliate has incurred any unsatisfied withdrawal liability, as defined in
Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan, except any such liability that would not have a Material Adverse Effect on the
Company. To the Knowledge of the Company, neither the Company nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company.

          (c) Each Company Benefit Plan that is intended to qualify under Section 401 of the Code and the trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and to the Knowledge of the Company, nothing has occurred with respect to any such plan since such determination that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each Company Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Company Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the Company Benefit Plans subject to
Section 412 of the Code.

          (e) To the Knowledge of the Company, there have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the Company Benefit Plans, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (g)    Except   as   provided   in    Schedule  6.11(g)
and   as    may   be  required under

Section    4980B  of   the  Code,    neither   the        Company
nor any ERISA Affiliate maintains any Company Benefit Plan that provides medical or welfare benefits to former employees.

          Section 6.12   Approval.
                         --------

          (a) The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of Section 251 of the DGCL; (iii) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Meeting; and (iv) adopted a resolution having the effect of causing the Company not to be subject (A) to the super majority voting provisions of the Certificate of Incorporation of the Company and
(B) to the extent applicable, and if applicable, to the extent permitted by applicable Legal Requirements, to Section 203 of the DGCL.

          (b)   The vote of a majority of the outstanding  shares
of Company Common Stock is the vote required for the adoption and
approval   of   this  Agreement,  the  Merger,  and   the   other
transactions contemplated by this Agreement.

          Section  6.13   Financial Advisor.  Except for Houlihan
                          -----------------
Lokey Howard & Zukin, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. There has been delivered to TCI a true and complete copy of the agreement pursuant to which Houlihan Lokey Howard & Zukin has been retained to act as financial advisor to the Company in connection with the Merger.

          Section  6.14   Taxes.  Except as set forth on Schedule
                          -----
6.14, the Company and each of its Subsidiaries have timely filed all Tax returns required to be filed by any of them and have timely paid (or the Company has paid on its behalf) or have established an adequate reserve for the payment of, all Taxes owed in respect of the periods covered by such returns. The information contained in such Tax returns is complete and accurate in all material respects. Except as set forth on
Schedule 6.14, neither the Company nor any Subsidiary of the Company is delinquent in the payment of any material Tax or other amount owed to any Governmental Entity. Except as set forth on
Schedule 6.14, there are no claims or investigations pending or, to the Company's Knowledge, threatened against the Company for past Taxes, except claims and investigations that would not have a Material Adverse Effect on the Company, and adequate provision for the claims or investigations set forth on Schedule 6.14 has been made as reflected on the Most Recent Balance Sheet. Except as set forth on Schedule 6.14, the Company has not waived or extended any applicable statute of limitations relating to the assessment of any Taxes that would be payable by the Company. For the purposes of this Agreement, the term "Tax"
includes all federal, state, local and foreign income, profits, estimated, franchise, gross receipts, payroll, sales, employment,
use, property, withholding, excise and other taxes, duties   and
assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

          Section 6.15   Environmental Laws.  Except as described
                         ------------------
on Schedule 6.15:

          (a) each of the Company and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse
Effect on the Company; and

          (b) no orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of the Company and its Subsidiaries any request for information pursuant to any Environmental Law.

          Section 6.16   Transactions with Affiliates.  Except as
                         ----------------------------
set forth on Schedule 6.16, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by the Company with any officer, director or stockholder of the Company or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act), except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid pursuant to Company Benefit Plans.

                           ARTICLE 7
                           ---------
             CONDUCT OF BUSINESS PENDING THE MERGER

           Section  7.1     Conduct of Business of  the  Company.
                            ------------------------------------
Prior to the Effective Time, except as set forth on Schedule  7.1 to this Agreement, without the prior consent of TCI:

          (a) The Company will conduct, and will cause each of its Subsidiaries to conduct, its business in the ordinary course, and will use, and will cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact its present business organization and to preserve relationships with customers, suppliers and others having business dealings with them.

          (b) Except as required or permitted by this Agreement the Company will not, and will not permit any of its Subsidiaries
to:   (i)  sell or pledge or agree to sell or pledge any  capital stock  or  other  ownership interest in any of its  Subsidiaries;
(ii)  amend  or propose to amend the Certificate or  Articles  of
Incorporation   or  Bylaws  of  the  Company  or   any   of   its
Subsidiaries; (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the  issuance  of any other securities in respect of, in
lieu of or in substitution   for  shares of capital stock of, or
other   ownership  interests  in,   the  Company  or  any of its
Subsidiaries, or declare, set aside or pay any dividend or other distribution to stockholders of the Company; (iv) directly or
indirectly  redeem,  purchase   or otherwise  acquire  or  agree
to redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries; or (v) agree to do any of the foregoing.

          (c) The Company will not, and will not permit any of its Subsidiaries to: (i) issue, deliver or sell or agree to issue, deliver or sell any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, or any option, warrant or other right to acquire, or any security convertible into, shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, except as required or permitted by this Agreement; (ii) acquire, lease or dispose of any assets, other than in the ordinary course of business consistent with past practice; (iii) create, assume or incur any additional indebtedness for borrowed money or mortgage, pledge or subject to any Lien any of its assets or enter into any other material transaction other than in each case in the ordinary course of business consistent with past practice; (iv) make any payments with respect to any indebtedness of the Company or its Subsidiaries except such payments that are scheduled to come due prior to the Effective Time; (v) acquire by merging or consolidating with, or by purchasing a substantial ownership interest in, or by any other method, any business or any other Person, in each case in this clause (v) that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole; or (vi) agree to do any of the foregoing.

          (d) Except as required to comply with applicable Legal Requirements or existing Company Benefit Plans or as otherwise contemplated by this Agreement, the Company will not, and will not permit any of its Subsidiaries to: (i) adopt or terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee;
(ii) increase in any manner the compensation or benefits of any director, officer or employee (except normal increases in the ordinary course of business consistent with past practice); (iii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan; (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan (except in the ordinary course of business consistent with past practice); or
(v) agree to do any of the foregoing.

          (e) The Company will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would: (i) make any representation or warranty of the Company set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 9.3(a) of this Agreement not to be fulfilled as of the Effective Time; or (ii) result in any of the other conditions of this Agreement set forth in
Section  9.1 or Section 9.3 of this

Agreement not to be satisfied as of the Effective Time.


          Section  7.2    Conduct of Business of TCI.   Prior  to
                          --------------------------
the Effective Time, except as contemplated or permitted by this Agreement TCI will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would
(i) make any representation or warranty of TCI, MusicCo or Merger Sub set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 9.2(a) of this Agreement not to be fulfilled as of the Effective Time or (ii) result in any of the other conditions set forth in Section 9.1 or
Section 9.2 of this Agreement not to be satisfied as of the Effective Time.

          Section  7.3    Remedies for Breach. The sole  remedies
                          -------------------
(i) of TCI, MusicCo and Merger Sub for any breach by the Company of Section 7.1(e), and (ii) of the Company for any breach by TCI of Section 7.2, will be injunctive relief or termination of this agreement pursuant to Article X.

                           ARTICLE 8
                           ---------

                     ADDITIONAL AGREEMENTS

           Section  8.1     Access  and Information.   Except  as
                            -----------------------
otherwise required pursuant to a contractual obligation that exists as of the date of this Agreement, each of the Company and TCI and their respective Subsidiaries will afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel. Each of the Company and TCI will hold, and will cause their respective Subsidiaries to hold in confidence all such information in accordance with the terms of the Confidentiality Agreement dated October 2, 1996 between TCI and the Company.

          Section 8.2    SEC Filings.
                         -----------

          (a) The Company, MusicCo and TCI will prepare jointly, and, as soon as reasonably practicable after the date of this Agreement, file with the SEC a joint proxy statement/registration statement (the "Preliminary Joint Proxy Statement/Prospectus") comprising preliminary proxy materials of the Company under the Exchange Act with respect to the Merger and a Registration Statement on Form S-4 and preliminary prospectus of MusicCo and TCI under the Securities Act with respect to the MusicCo Series A Common Stock to be issued in the Merger and the Rights to be granted pursuant to the Rights Agreement, and will thereafter use their respective reasonable best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive joint proxy statement/registration statement (including all supplements and amendments thereto, the "Joint Proxy Statement/Prospectus") and proxy to be mailed to the Company's stockholders as promptly as practicable.

          (b) As soon as reasonably practicable after the date hereof, the Company, MusicCo and TCI will prepare and file any other filings relating to the Merger and the other transactions contemplated hereby that are required to be filed by each under the Exchange Act and other applicable Legal Requirements, including, if required, in the case of TCI, a registration statement on Form 8-A under the Exchange Act with respect to the Rights and, in the case of MusicCo, a registration statement on Form 8-B under the Exchange Act with respect to the MusicCo Series A Common Stock (collectively "Other Filings"), and will use their reasonable best efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

          (c) The Company, on the one hand, and MusicCo and TCI, on the other, will cooperate with each other and provide all information necessary in order to prepare the Preliminary Joint Proxy Statement/Prospectus, the Joint Proxy Statement/Prospectus and the Other Filings (collectively "SEC Filings") and will provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

          (d) Each of the Company and TCI will notify the other promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to any of the SEC Filings or for additional information and will supply the other with copies of all correspondence between the Company or any of its representatives or TCI or MusicCo or any of their respective representatives, as the case may be, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event occurs that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company, MusicCo and TCI promptly will prepare and file such amendment or supplement and will distribute such amendment or supplement as required by applicable Legal Requirements, including, in the case of an amendment or supplement to the Joint Proxy Statement/Prospectus, mailing such supplement or amendment to the Company's stockholders.

          (e) TCI covenants that the SEC Filings (other than any information provided by the Company for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

          (f) The Company covenants that the SEC Filings (other than any information provided by TCI for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g)   Expenses.  Each party will be responsible for all
                --------
expenses incurred by it in complying with this Section 8.2, including all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel, applicable blue-sky fees and expenses and the expense of any special audit incident to or required by the registration or proxy solicitation contemplated by this Agreement.

          (h)  Indemnification.
               ---------------

               (i) TCI and MusicCo, jointly and severally, will indemnify, defend, and hold harmless the Company, its officers, directors, employees and agents and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (collectively, "Losses"), joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such misstatement or omission was based on or omitted from information provided by TCI or MusicCo in writing for inclusion in the SEC Filings or was made in reliance upon and in conformity with such information. TCI promptly will reimburse the Company and each such officer, director, employee, agent and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

               (ii) If this Agreement is terminated prior to  the
consummation of the Merger, the Company will indemnify, defend and hold harmless each of TCI, MusicCo and Merger Sub and their officers and directors and each other Person, if any, who con trols any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (B) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the misstatement or omission was based on or omitted from information provided by the Company in writing for use in the SEC Filings or was made in reliance upon and in conformity with such information. The Company promptly will reimburse TCI, MusicCo and Merger Sub and each such officer, director and controlling Person for any legal or any other expenses reasonably
incurred   by  any of them in  connection with  investigating or
defending any such Losses  (or  action  in respect thereof).

               (iii) For purposes of this Section 8.2, (A) "Indemnifying Party" means the Person having an obligation hereunder to indemnify any other Person pursuant to this Section 8.2, (B) "Indemnified Party" means the Person having the right to be indemnified pursuant to this Section 8.2 and (C) any information concerning the Company that is included in any SEC Filing that is provided to the Company or its counsel for review within a reasonable period before filing or use thereof and to which the Company has not provided written notice of objection to MusicCo or TCI will be deemed to have been provided by the Company for inclusion in such SEC Filing. Whenever any claim for indemnification arises under this Section 8.2, the Indemnified Party will promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

               (iv)  After such notice, if the Indemnifying Party
undertakes to defend any such claim, then the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend such claim, at the Indemnifying Party's cost, risk and expense, upon notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide
indemnification  hereunder.   The  Indemnifying  Party  will  not
settle any third-party claim that is the subject of indemnifica tion without the written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if the settlement (A) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (B) includes a complete release of the Indem nified Party and (C) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party will cooperate in all reasonable respects with the Indem nifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indem nified Party's name of appropriate cross claims and counter claims) and the Indemnifying Party will reimburse the Indemnified Party for all reasonable direct out-of-pocket expenses incurred by the Indemnified Party in connection with such cooperation. The Indemnified Party may, at its own expense, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising
therefrom.   If,  after  receipt of a claim  notice  pursuant  to
Section 8.2(h)(iii), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but will have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party will be bound by the result obtained with respect thereto by the Indemnified Party (including the settlement thereof without the consent of the Indemnifying
Party).   If  there  are one or more defenses  available  to  the
Indemnified  Party  that
conflict with those  available  to  the  Indemnifying  Party, the
Indemnified Party will have the right, at  the   expense  of  the
Indemnifying Party, to participate in the defense of the  lawsuit or action; provided however,  that the Indemnified  Party may not
settle   such  lawsuit   or  action  without  the  consent of the
Indemnifying Party, which consent will not be unreasonably withheld.

               (v)   If the indemnification provided for in  this
Section 8.2(h) is for any reason unavailable to the Indemnified Party in respect of any Losses (or action in respect thereof) then the Indemnifying Party will, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or action in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statement or omission that resulted in such Losses (or action in respect thereof) as well as any other relevant equitable considerations. Relative fault with respect to an untrue or alleged untrue statement or omission of a material fact will be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowl edge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the Losses (or action in respect thereof) referred to above will be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating, trying or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Section  8.3    Meeting of Stockholders of the Company.
                          --------------------------------------
The Company will take all action necessary, in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Company, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement (as a plan of merger under Section 251 of the DGCL), the Merger and the other transactions contemplated by this Agreement (the "Meeting"), to the extent such approval is required by the DGCL and the Certificate of Incorporation of the Company.

          Section  8.4     Compliance with  the  Securities  Act.
                           -------------------------------------
Prior to the Closing Date, the Company will cause to be delivered to TCI a letter from the Company, identifying all Persons who were, in its opinion, at the time of the Meeting, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. TCI may cause the MusicCo Certificates evidencing MusicCo Series A Common Stock issued to such Persons to bear a legend referring to the applicability of paragraphs (c) and (d) of Rule 145 under the Securities Act.

          Section  8.5     Listing.  TCI will use its  reasonable
                           -------
best efforts to cause the shares of MusicCo Series A Common Stock issued in connection with the Merger to be quoted on

NASDAQ, subject to official notice of issuance.

          Section 8.6    Reasonable Best Efforts.  Subject to the
                         -----------------------
fiduciary duty obligations of the Board of Directors of the Company, each of the parties to this Agreement will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including the satisfaction of all conditions to the Merger.

          Section 8.7    Public Announcements.  No party to  this
                         --------------------
Agreement will make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated by this Agreement without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided however, that nothing contained herein will prevent any party from promptly making all filings with Governmental Entities that may, in its reasonable judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such party gives timely notice to the other parties of the anticipated disclosure and cooperates with the other parties in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of all information furnished by the other parties pursuant to this Agreement.

          Section 8.8    Notification.  In the event of, or after
                         ------------
obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, each party to this Agreement promptly will give notice thereof to the other parties and will use its best efforts to prevent or remedy such breach.

          Section  8.9     HSR Act Filings.  TCI and the  Company
                           ---------------
will each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than 15 business days after the date of this Agreement. Each such filing will request early termination of the waiting period imposed by the HSR Act. The Company and TCI each will use its reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the"FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Entity in connection with antitrust matters; provided however, that nothing contained herein will be deemed to preclude either the Company or TCI from negotiating reasonably with any Governmental Entity regarding the scope and content of any such requested information or documentation. The Company and TCI each will use their respective reasonable best efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other Governmental Entity having jurisdiction over antitrust matters. Notwithstanding the
foregoing, TCI will not   be  required  to  make  any significant
change in the operations or activities of the business (or any material assets employed therein) of TCI or any of its Affiliates if TCI determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of TCI or any of its Affiliates.

          Section 8.10   Further Assurances.  Each of the parties
                         ------------------
to this Agreement will execute such documents and other instruments and take such further actions as may be reasonably necessary or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement will take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

          Section 8.11   Employee Benefits.
                         -----------------

          (a) To the extent permitted under TCI's employee benefits plans, each employee of the Surviving Corporation who was an employee of the Company immediately prior to the Effective Time (i) will receive credit for past service with the Company for purposes of eligibility and vesting under the Surviving Corporation's employee benefit plans, as defined in Section 3(3) of ERISA, to the extent such service was credited under the Company Benefit Plans on the Closing Date, (ii) will not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Surviving Corporation's employee benefit plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Benefit Plans and (iii) will receive credit for past service with the Company for purposes of eligibility and vesting under the Surviving Corporation's plans and policies with respect to seniority benefits, including vacation and sick leave.

          Section  8.12    No  Solicitation.   Subject   to   the
                           ----------------
fiduciary duties of the Board of Directors of the Company, neither the Company nor any of its Subsidiaries or any of their respective officers, directors, representatives or agents will take any action to (i) initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in negotiations with
any  Person  in  connection with any Acquisition  Proposal.   The
Company will promptly communicate to TCI any solicitation or inquiry received by the Company and the terms of any proposal or inquiry that it may receive in respect of any Acquisition Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated
with  it.   Nothing in this Section 8.12 shall  be  construed  as
prohibiting the Board of Directors of the Company from (i) making any disclosure to the Company's stockholders, or (ii) responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this Section 8.12.

"Acquisition Proposal" means any proposed (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of all or any substantial part of the assets of the Company or its
Subsidiaries, (iii) issue, sale or other disposition of securities representing 50% or more of the voting power of the Company Common Stock or (iv) transaction in which any Person acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the outstanding Company Common Stock.

          Section 8.13   Indemnification of Executives.
                         -----------------------------

          (a)  Indemnification.  MusicCo will cause the Surviving
               ---------------
Corporation to, and, should the Surviving Corporation fail or be unable to do so, MusicCo shall, indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company (each, an "Executive"), against all losses, expenses, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation based on or arising out of, in whole or in part, any actions or omissions of such Executive as an officer or director of the Company on or prior to the Effective Time, including actions or omissions relating to any of the transactions contemplated by this Agreement until the expiration of the applicable statutes of limitation, to the fullest extent permitted under the DGCL and the Certificate of Incorporation and Bylaws of the Company as in effect on the date of this Agreement. MusicCo will cause the Surviving Corporation to pay expenses in advance of the final disposition of any such claim, action, suit, proceeding, or investigation to each Executive to the fullest extent permitted by applicable Legal Requirements upon receipt of any undertaking required or contemplated by applicable Legal Requirements. Without limiting the foregoing, in any case in which approval of or a determination by the Surviving Corporation is required to effectuate any indemnification, (i) the Executives will conclusively be deemed to have met the applicable standards for indemnification with respect to any actions or omissions of such Executives as an officer or director of the Company on or prior to the Effective Time relating to any of the transactions contemplated by this Agreement (including actions relating to the Company's European operations) and (ii) MusicCo shall cause the
Surviving Corporation to direct, at the election of any Executive, that the determination of any such approval shall be made by independent counsel selected by the Executive and reasonably acceptable to MusicCo, it being agreed that Irell & Manella LLP shall be acceptable to MusicCo. If any such claim, action, suit, proceeding, or investigation is brought against any Executive (whether arising before or after the Effective Time),
(i) the Executive may retain counsel satisfactory to him or her that is reasonably acceptable, and (ii) MusicCo will pay or will cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Executive. Neither MusicCo nor the Surviving Corporation shall have any obligation hereunder to any Executive when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Executive is not entitled to indemnification hereunder.

          (b)    Successors.   If   MusicCo  or  the    Surviving
                 ----------
Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions will be made so that the successors and assigns of MusicCo or the the Surviving Corporation assume the obligations set forth in this Section 8.13.

                           ARTICLE 9
                           ---------

                      CONDITIONS PRECEDENT

          Section 9.1    Conditions to Each Party's Obligation to
                         ----------------------------------------
Effect  the Merger.  The respective obligations of each party  to
------------------
effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement, the Merger and the transactions contemplated by this Agreement shall have been duly approved by the holders of the Company Common Stock.

          (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and any other notices or approvals or consents required by or of any Governmental Entity with respect to the transactions contemplated by this Agreement noted with an asterisk on Schedule 5.4 or Schedule 6.5 shall have been either filed or obtained.

          (c) The Registration Statement on Form S-4 that includes the Joint Proxy Statement/Prospectus shall have become effective in accordance with the provisions of the Securities Act and any necessary state securities law approvals shall have been obtained and no stop orders with respect thereto shall have been issued by the SEC and remain in effect.

          (d) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Legal Requirement that remains in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the transactions contemplated by this Agreement, or that questions the validity or the legality of the transactions contemplated by this Agreement and that could reasonably be expected to materially and adversely affect the value of the business of the Company, it being agreed that each party will use its reasonable best efforts to have any such injunction lifted.

          Section  9.2    Conditions to Obligation of the Company
                          ---------------------------------------
to  Effect  the Merger.  The obligation of the Company to  effect
----------------------
the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) TCI, MusicCo and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed by them at or prior to the Effective Time and the representations and warranties of TCI, MusicCo and Merger Sub set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate of TCI, MusicCo and Merger Sub executed on behalf of each such corporation by the President or a Vice President of such corporation to that effect.

          (b) MusicCo Series A Common Stock issued in connection with the Merger shall have been authorized for quotation on NASDAQ upon official notice of issuance.

          (c) The Company shall have received the opinion of counsel to TCI, MusicCo and Merger Sub (which counsel may be an employee of TCI) substantially to the effect set forth in Exhibit C.

          (d)   The transactions contemplated by the Contribution
Agreement shall have been consummated on the terms and conditions set forth therein.

          Section  9.3     Conditions  to  Obligations  of   TCI,
                           --------------------------------------
MusicCo and Merger Sub to Effect the Merger.  The obligations  of
-------------------------------------------
TCI, MusicCo and Merger Sub to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and, except as contemplated or permitted by this Agreement, the representations and warranties of the Company set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time, and TCI, MusicCo and Merger Sub shall have received a certificate of the Company executed on behalf of the Company by the President or an Executive Vice President of the Company to that effect.

          (b) Those consents of third parties noted with an asterisk on Schedule 5.4 or Schedule 6.5 shall have been obtained.

          (c)   The number of Dissenting Shares do not exceed  5%
of the issued and outstanding shares of Company Common Stock.

          (d)   There shall have been no material adverse  change
in  the  financial  condition,  results  of  operations,  assets,
liabilities   or   business  of the   Company since the  date  of
this Agreement.

          (e) TCI and MusicCo shall have received the opinion of Irell & Manella LLP substantially to the effect set forth in Exhibit D.

                           ARTICLE 10
                           ----------

               TERMINATION, AMENDMENT AND WAIVER

           Section  10.1    Termination.  This Agreement  may  be
                            -----------
terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

          (a) by mutual consent of the Board of Directors of TCI and the Board of Directors of the Company;

          (b) by either TCI or the Company (i) if at the Meeting (including any postponement or adjournment thereof), this Agreement, the Merger and the transactions contemplated by this Agreement are not approved and adopted by the affirmative vote specified herein or (ii) so long as the terminating party has not breached its obligations hereunder in any material respect, after July 31, 1997 (the "Termination Date") if the Merger shall not have been consummated on or before such date;

          (c) by the Company, provided the Company has not breached any of its obligations hereunder in any material respect, if any of the conditions specified in Section 9.1 or
Section 9.2 have not been satisfied or waived by the Company (or, in the case of Section 9.1, waived by the Company, TCI, MusicCo and Merger Sub) at such time as such condition is no longer capable of satisfaction; or

          (d) by TCI, provided that none of TCI, MusicCo or Merger Sub has breached any of its obligations hereunder in any material respect, if any of the conditions specified in Section
9.1 or Section 9.3 have not been met or waived by TCI (or, in the case of Section 9.1, waived by TCI, MusicCo, Merger Sub and the Company) at such time as such condition is no longer capable of satisfaction.

          Section 10.2   Effect of Termination.  In the event  of
                         ---------------------
termination of this Agreement by either TCI or the Company, as provided above, this Agreement will forthwith become void and (except for the willful breach of this Agreement by any party to this Agreement) there will be no liability on the part of any of the Company, TCI, MusicCo or Merger Sub.

          Section  10.3    Amendment.   This  Agreement  may   be
                           ---------
amended by the parties to this Agreement, by or pursuant to action taken by all of their Boards of Directors, at any time before or after approval of this Agreement by the stockholders of the Company and prior to the Effective Time, but, after such approval, no amendment will be made that alters the indemnification provisions of Section 8.2 or changes the ratio at which Company Common Stock is to be converted into MusicCo Series A Common Stock as provided in Section 3.2 or that in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

          Section  10.4    Waiver.   At any  time  prior  to  the
                           ------
Effective Time, the parties to this Agreement, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for performance of any of the obligations or other acts of the other parties to this Agreement, (ii) waive any inaccuracies in the representations and warranties set forth in this Agreement or in any documents delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

                           ARTICLE 11
                           ----------

                GENERAL PROVISIONS; DEFINITIONS

            Section   11.1     Non-Survival  of  Representations,
                               ----------------------------------
Warranties  and  Agreements.  No representations  and  warranties
---------------------------
contained in this Agreement will survive beyond the Closing Date. This Section 11.1 will not limit any covenant or agreement of the parties to this Agreement that by its terms requires performance after the Closing Date.

          Section   11.2     Notices.   All  notices   or   other
                             -------
communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company:  11400 West Olympic Boulevard
                              Suite 1100
                              Los Angeles, California  90064-1501
                              Attention:  President
                              Telecopy No.:  (310) 444-1717

          With a copy to:     Irell & Manella LLP
                              1800 Avenue of the Stars
                              Suite 900
                              Los Angeles, California  90067-4276

                              Attention:  Alvin G. Segel, Esq.
                              Telecopy No.:  (310) 203-7199

          If to TCI, MusicCo or
               Merger Sub:    Tele-Communications, Inc.
                              Terrace Tower II
                              5619 DTC Parkway
                              Englewood, Colorado 80111-3000
                              Attention:  Legal Department
                              Telecopy No.:  (303) 488-3217

          With a copy to:     Sherman & Howard L.L.C.
                              633 Seventeenth Street
                              Suite 3000
                              Denver, Colorado 80202
                              Attention:  Charles Y. Tanabe, Esq.
                              Telecopy No.:  (303) 298-0940

or to such other addresses as any party may have furnished to the other parties in writing in accordance with this Section.

          Section  11.3   Fees and Expenses.  Whether or not  the
                          -----------------
Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses. The Company's expenses relating to the transactions contemplated by this Agreement, including fees of Irell & Manella LLP, counsel to the Company, will be paid or accrued by the Company prior to the Effective Time.

          Section  11.4   Specific Performance.  The  parties  to
                          --------------------
this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section  11.5   Third Party Beneficiaries.  The parties
                          -------------------------
to this Agreement agree that the Company's stockholders, officers, directors and employees are intended third party beneficiaries of the terms of this Agreement, to the extent such terms refer expressly to such Persons, with full rights hereunder as if each of them were a party to this Agreement.

          Section  11.6   Entire Agreement.  This Agreement  will
                          ----------------
be of no force or effect until executed and delivered by all of the parties to this Agreement.

          Section    11.7     Miscellaneous.    This    Agreement
                              -------------
(including  the  documents and instruments referred  to  in  this
Agreement) (a) when executed and delivered, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement (other than as provided in the Confidentiality Agreement dated as of October 2, 1996, between the Company and TCI as the same may be amended) and (b) will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in two or more counterparts which together will constitute a single agreement. Any certificate delivered pursuant to this Agreement will be made without personal liability on the part of the officer or employee of the Person giving such certificate.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                              TELE-COMMUNICATIONS, INC.


                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------


                              TCI MUSIC, INC.


                              By:
                                    ------------------------------
                              Name:
                                    ------------------------------
                              Title:
                                    ------------------------------


                              TCI MERGER SUB, INC.


                              By:
                                   ------------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------


                              DMX INC.


                              By:
                                    -----------------------------
                              Name:
                                    -----------------------------
                              Title:
                                    -----------------------------